EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-185658, 333-138586, 333-131233, 333-129905, 333-140076 and 333-175694) and S-8 (Nos. 333-190498, 333-127450, 333-116151, 333-148114, 333-157633, 333-165105 and 333-172370) of Alnylam Pharmaceuticals, Inc. of our report dated February 13, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 13, 2015